Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 333-144607, File No. 333-144606, File No. 333-121962, as amended, File No. 333-110515, as amended, File No. 333-110926, File No. 333-109849, File No. 333-109848, File No. 333-97985, as amended, File No. 333-97679, File No. 333-97337, File No. 333-36626, File No. 333-74693, File No. 333-74695, File No. 333-74697, File No. 333-70157, as amended, File No. 333-48917, as amended, File No. 33-61115, as amended) on Form S-3 and (File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 29, 2008